Exhibit 10.1
FIRST MODIFICATION
TO THE
NATIONAL CINEMEDIA, INC.
2016 EQUITY INCENTIVE PLAN

2018 RESTRICTED STOCK AGREEMENT
Performance Period: Fiscal Year 2018 – Fiscal Year 2020
First Modification Effective February 28, 2021
The 2018 Restricted Stock Agreement, for the Performance Period Fiscal Year 2018 – Fiscal Year 2020 between National CineMedia, Inc. and Grantee (the “Agreement”) is modified as follows effective February 28, 2021. Capitalized terms not defined herein shall have the same meaning as in the Agreement.
The Vesting Schedule of Restricted Free Cash Flow Restricted Stock and Digital Revenue Restricted Stock contained in Section A. Notice of Grant in the Agreement is amended by removing the actual and target Free Cash Flow related to fiscal year 2020 and Digital Revenue for the purposes of determining the actual and target Free Cash Flow and Digital Revenue under the Agreement, subject to the Grantee’s continued Service through the Vesting Date. The Vesting Date will remain unchanged.
Except as set forth above, all provisions of the Agreement shall remain unaffected by this First Modification.